Exhibit 99.1

Reddit Announces Second Quarter 2025 Results

Daily Active Uniques (“DAUq”) increased 21% year-over-year to 110.4 million
Revenue grew 78% year-over-year to $500 million
Gross margin expanded year-over-year to 90.8%
Net income of $89 million, 18% of revenue. Diluted EPS of $0.45
Adjusted EBITDA1 of $167 million, 33% of revenue
Operating cash flow of $111 million. Fully diluted shares of 206.6 million, up 0.3% sequentially

SAN FRANCISCO, Calif. – July 31, 2025 – Reddit, Inc. (NYSE: RDDT) today announced financial results for the quarter ended June 30, 2025. Reddit’s complete financial results and management commentary can be found in its shareholder letter on Reddit’s Investor Relations website at https://investor.redditinc.com.

“Reddit is built for this moment. In a world where connection is increasingly rare, our communities show how valuable human conversation and knowledge really are,” said Steve Huffman, Reddit Co-Founder and CEO. “We’re focused on growing globally, scaling sustainably, and making Reddit the most trusted place on the internet.”

•Total revenue increased 78% year-over-year to $500 million, Ad revenue increased 84% year-over-year to $465 million, and Other revenue increased 24% year-over-year to $35 million
•Gross margin was 90.8%, an improvement of 130 basis points from the prior year
•Net income was $89 million, as compared to net loss of $(10) million in the prior year
•Adjusted EBITDA1 was $167 million, an improvement of $127 million from the prior year
•Operating cash flow was $111 million, an improvement of $83 million from the prior year
•Free Cash Flow1 was $111 million, an improvement of $84 million from the prior year
•Basic and diluted earnings per share (“EPS”) were $0.48 and $0.45, respectively
•Total fully diluted shares outstanding were 206.6 million as of June 30, 2025, up 0.3% from the prior quarter

Second Quarter 2025 Financial Highlights

	Three months ended June 30,
(in millions, except percentages and per share amounts; unaudited)	2025	2024	% Change
Revenue	$500	$281	78%
U.S.	$409	$228	79%
International	$91	$53	71%

GAAP gross margin	90.8%	89.5%

Net income (loss)	$89	$(10)
Net margin	17.9%	(3.6)%
Net income (loss) per share
Basic	$0.48	$(0.06)
Diluted	$0.45	$(0.06)
Adjusted EBITDA*	$167	$40
Adjusted EBITDA margin*	33.4%	14.0%

Net cash provided by (used in) operating activities	$111	$28
Free Cash Flow*	$111	$27

Cash, cash equivalents, and marketable securities	$2,060
*The definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow can be found in the Use of Non-GAAP Financial Measures section of this release. A reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure can be found on pages 10-11.

Financial Outlook
The guidance provided below is based on Reddit’s current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in Reddit’s reports on file with the Securities and Exchange Commission (the “SEC”). Reddit undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law.

As we look ahead, we will share our internal thoughts on revenue and Adjusted EBITDA for the third quarter.

In the third quarter of 2025, we estimate:

•Revenue in the range of $535 million to $545 million
•Adjusted EBITDA2 in the range of $185 million to $195 million

Earnings Conference Call Information and Community Update
Reddit will host a conference call to discuss the results for the second quarter of 2025 on Thursday, July 31, 2025, at 2:00 p.m. PT / 5:00 p.m. ET. A live webcast of the call can be accessed on Reddit’s Investor Relations website at https://investor.redditinc.com and investor relations subreddit, r/RDDT, at https://www.reddit.com/r/RDDT/. A replay of the webcast and transcript will be available on the same websites following the conclusion of the conference call.

Reddit will solicit questions from the community in the investor relations subreddit, r/RDDT, at https://www.reddit.com/r/RDDT/ on Thursday, July 31, 2025, after the market closes, and post responses following the earnings call at Reddit’s Investor Relations website at https://investor.redditinc.com and r/RDDT at https://www.reddit.com/r/RDDT/.

Reddit uses the investor relations page on its website https://investor.redditinc.com, as well as the subreddits r/RDDT and r/reddit, available at https://www.reddit.com/r/RDDT/ and https://www.reddit.com/r/reddit/, respectively, as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

Notes
1 The definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow can be found in the Use of Non-GAAP Financial Measures section of this release. A reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure can be found on pages 10-11.
2 We have not provided a reconciliation to the forward-looking U.S. GAAP equivalent measures for our non-GAAP guidance due to uncertainty regarding, and the potential variability of, reconciling items. Therefore, a reconciliation of these non-GAAP guidance measures to their corresponding U.S. GAAP guidance measures is not available without unreasonable effort.

About Reddit
Reddit is a community of communities. It’s built on shared interests, passion, and trust, and is home to the most open and authentic conversations on the internet. Every day, Reddit users submit, vote, and comment on the topics they care most about. With 100,000+ active communities and 110+ million daily active unique visitors, Reddit is one of the internet’s largest sources of information. For more information, visit www.redditinc.com.

Investor Relations Jesse Rose ir@reddit.com	Media Relations Gina Antonini press@reddit.com

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Reddit's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Reddit's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Reddit’s future financial and operating performance and GAAP and non-GAAP guidance. Reddit's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described under the caption “Risk Factors” and elsewhere in documents that Reddit files with the SEC from time to time, including Reddit’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which is being filed with the SEC at or around the date hereof. The forward-looking statements in this release are based on information available to Reddit as of the date hereof, and Reddit undertakes no obligation to update any forward-looking statements, except as required by law.

A Note About Metrics
We define a daily active unique (“DAUq”) as a user whom we can identify with a unique identifier who has visited a page on the Reddit website, www.reddit.com, or opened a Reddit application at least once during a 24-hour period. Average DAUq for a particular period is calculated by adding the number of DAUq on each day of that period and dividing that sum by the number of days in that period.

We define a weekly active unique (“WAUq”) as a user whom we can identify with a unique identifier who has visited a page on the Reddit website, www.reddit.com, or opened a Reddit application at least once during a trailing seven-day period. Average quarterly WAUq for a particular period is calculated by adding the number of WAUq on each day of that period and dividing that sum by the number of days in that period.

We define average revenue per unique (“ARPU”) as quarterly revenue in a given geography divided by the average DAUq in that geography. For the purposes of calculating ARPU, advertising revenue in a given geography is based on the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity, while other revenue in a given geography is based on the billing address of the customer.

Use of Non-GAAP Financial Measures
We use certain non-GAAP financial measures to supplement our consolidated financial statements, which are presented in accordance with U.S. GAAP, to evaluate our core operating performance. These non-GAAP financial measures include Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, and Free Cash Flow margin. We use these non-GAAP financial measures to facilitate reviews of our operational performance and as a basis for strategic planning. By excluding certain items that are non-recurring or not reflective of the performance of our normal course of business, we believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow investors to supplement their understanding of our financial trends and evaluate our ongoing and future performance in the same manner as management. However, there are a number of limitations related to the use of non-GAAP financial measures as they reflect the exercise of judgment by our management about which expenses are included or excluded in determining these non-GAAP measures. These non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Reddit encourages investors to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate Reddit’s business. We have not provided a reconciliation to the forward-looking GAAP equivalent measures for our non-GAAP guidance due to uncertainty regarding, and the potential variability of, reconciling items. Therefore, a reconciliation of these non-GAAP guidance measures to their corresponding GAAP guidance measures is not available without unreasonable effort.

Adjusted EBITDA is defined as net income (loss) excluding interest (income) expense, net, income tax expense (benefit), depreciation and amortization, stock-based compensation expense and related taxes, other (income) expense, net, and certain other non-recurring or non-cash items impacting net income (loss) that we do not consider indicative of our ongoing business performance. Other (income) expense, net consists primarily of realized gains and losses on sales of marketable securities, foreign currency transaction gains and losses, and other income and expense that are not indicative of our core operating performance. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. We consider the exclusion of certain non-recurring or non-cash items in calculating Adjusted EBITDA and Adjusted EBITDA margin to provide a useful measure for investors and others to evaluate our operating results in the same manner as management.

Free Cash Flow represents net cash provided by (used in) operating activities less purchases of property and equipment. Free Cash Flow margin is defined as Free Cash Flow divided by revenue. We believe that Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities.

Reddit, Inc. Key Operating Metrics by Geography (in millions, except percentages and ARPU) (unaudited)

	Three months ended June 30,			Six months ended June 30,
	2025	2024	% Change	2025	2024	% Change
Revenue: Global	$499.6	$281.2	78%	$892.0	$524.1	70%
Revenue: U.S.	$408.8	$228.1	79%	$722.7	$427.8	69%
Revenue: International	$90.8	$53.1	71%	$169.3	$96.3	76%

	Three months ended June 30,
	2025	2024	% Change
DAUq: Global	110.4	91.2	21%
DAUq: U.S.	50.3	45.5	11%
DAUq: International	60.1	45.7	32%

Logged-in DAUq: Global	49.3	42.0	17%
Logged-in DAUq: U.S.	22.9	20.4	12%
Logged-in DAUq: International	26.4	21.6	22%

Logged-out DAUq: Global	61.1	49.2	24%
Logged-out DAUq: U.S.	27.4	25.1	9%
Logged-out DAUq: International	33.7	24.1	40%

WAUq: Global	416.4	342.3	22%
WAUq: U.S.	181.0	167.5	8%
WAUq: International	235.4	174.8	35%

ARPU: Global	$4.53	$3.08	47%
ARPU: U.S.	$7.87	$4.94	59%
ARPU: International	$1.73	$1.24	40%

Reddit, Inc. Consolidated Balance Sheets (in thousands) (unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$734,060	$562,092
Marketable securities	1,325,881	1,278,717
Accounts receivable, net	407,228	349,534
Prepaid expenses and other current assets	62,761	33,058
Total current assets	2,529,930	2,223,401
Property and equipment, net	11,394	12,652
Operating lease right-of-use assets, net	22,118	23,249
Intangible assets, net	20,469	25,424
Goodwill	42,174	42,174
Other noncurrent assets	6,117	9,695
Total assets	$2,632,202	$2,336,595

Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$63,942	$45,423
Operating lease liabilities	6,572	6,137
Accrued expenses and other current liabilities	140,317	124,464
Total current liabilities	210,831	176,024
Operating lease liabilities, noncurrent	18,611	20,565
Other noncurrent liabilities	15,780	9,257
Total liabilities	245,222	205,846
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock	—	—
Class A common stock	13	12
Class B common stock	5	5
Class C common stock	—	—
Additional paid-in capital	3,468,618	3,331,546
Accumulated other comprehensive income (loss)	3,727	24
Accumulated deficit	(1,085,383)	(1,200,838)
Total stockholders’ equity (deficit)	2,386,980	2,130,749
Total liabilities and stockholders’ equity (deficit)	$2,632,202	$2,336,595

Reddit, Inc. Consolidated Statements of Operations (in thousands, except share and per share amounts) (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue	$499,627	$281,184	$891,988	$524,147
Costs and expenses:
Cost of revenue	45,900	29,501	82,989	57,117
Research and development	196,610	142,777	387,881	579,807
Sales and marketing	120,619	71,458	211,304	195,553
General and administrative	68,787	68,487	138,200	311,964
Total costs and expenses	431,916	312,223	820,374	1,144,441
Income (loss) from operations	67,711	(31,039)	71,614	(620,294)
Other income (expense), net	21,147	20,724	41,681	35,278
Income (loss) before income taxes	88,858	(10,315)	113,295	(585,016)
Income tax expense (benefit)	(439)	(216)	(2,160)	149
Net income (loss)	$89,297	$(10,099)	$115,455	$(585,165)
Net income (loss) per share attributable to Class A and Class B common stock
Basic	$0.48	$(0.06)	$0.63	$(4.99)
Diluted	$0.45	$(0.06)	$0.58	$(4.99)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
Basic	185,437,777	164,382,736	183,730,992	117,311,614
Diluted	199,522,433	164,382,736	200,681,458	117,311,614

Reddit, Inc. Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities
Net income (loss)	$89,297	$(10,099)	$115,455	$(585,165)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,934	3,770	7,897	7,513
Non-cash operating lease cost	1,514	1,335	2,982	2,588
Amortization of premium (accretion of discount) on marketable securities, net	(6,691)	(11,362)	(15,575)	(19,491)
Stock-based compensation expense	89,070	64,266	174,484	641,774
Other adjustments	97	141	(41)	626
Changes in operating assets and liabilities:
Accounts receivable	(81,116)	(24,793)	(57,757)	5,194
Prepaid expenses and other assets	(9,352)	(6,270)	(26,358)	(20,182)
Operating lease right-of-use assets and liabilities	(1,589)	(780)	(3,369)	(1,310)
Accounts payable	19,991	18,220	18,945	16,042
Accrued expenses and other liabilities	6,176	(6,043)	22,246	12,860
Net cash provided by (used in) operating activities	$111,331	$28,385	$238,909	$60,449

Cash flows from investing activities
Purchases of property and equipment	(505)	(1,202)	(1,484)	(4,053)
Purchases of marketable securities	(556,457)	(861,827)	(1,061,303)	(997,512)
Maturities of marketable securities	552,532	343,404	1,017,594	596,059
Proceeds from sale of marketable securities	—	—	12,372	—
Other investing activities	2,354	(12)	3,243	(27)
Net cash provided by (used in) investing activities	$(2,076)	$(519,637)	$(29,578)	$(405,533)

Cash flows from financing activities
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting discounts and commissions	—	—	—	600,022
Proceeds from exercise of employee stock options	4,303	1,843	14,487	24,932
Taxes paid related to net share settlement of restricted stock units	(15,225)	(7,569)	(51,900)	(202,306)
Payments of initial public offering costs	—	(3,585)	—	(6,338)
Other financing activities	—	—	—	(4,450)
Net cash provided by (used in) financing activities	$(10,922)	$(9,311)	$(37,413)	$411,860

Net increase (decrease) in cash, cash equivalents, and restricted cash	98,333	(500,563)	171,918	66,776
Cash, cash equivalents, and restricted cash at the beginning of the period	635,727	968,565	562,142	401,226
Cash, cash equivalents, and restricted cash at the end of the period	$734,060	$468,002	$734,060	$468,002

Cash and cash equivalents	734,060	467,952	734,060	467,952
Restricted cash	—	50	—	50
Total cash, cash equivalents, and restricted cash	$734,060	$468,002	$734,060	$468,002

Reddit, Inc. Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin (in thousands, except percentages) (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net income (loss)	$89,297	$(10,099)	$115,455	$(585,165)
Add (deduct):
Interest (income) expense, net	(21,056)	(20,941)	(41,470)	(36,388)
Income tax expense (benefit)	(439)	(216)	(2,160)	149
Depreciation and amortization	3,934	3,770	7,897	7,513
Stock-based compensation expense and related taxes	95,104	66,772	202,509	662,309
Other (income) expense, net	(91)	217	(211)	1,110
Adjusted EBITDA	$166,749	$39,503	$282,020	$49,528
Net margin	17.9%	(3.6)%	12.9%	(111.6)%
Adjusted EBITDA margin	33.4%	14.0%	31.6%	9.4%

Reddit, Inc. Reconciliation of Free Cash Flow and Free Cash Flow Margin (in thousands, except percentages) (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$111,331	$28,385	$238,909	$60,449
Less:
Purchases of property and equipment	(505)	(1,202)	(1,484)	(4,053)
Free Cash Flow	$110,826	$27,183	$237,425	$56,396
Operating cash flow margin	22.3%	10.1%	26.8%	11.5%
Free Cash Flow margin	22.2%	9.7%	26.6%	10.8%